Exhibit 3.32

CERTIFICATE OF FORMATION

OF

BUSSMANN NEWCO, LLC

This Certificate of Formation of Bussmann Newco, LLC, dated as of September 19, 2012, is being duly executed and filed by Barbara A. Widra, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), as amended:

FIRST:	The name of the limited liability company is Bussmann Newco, LLC (the “Company”).

SECOND:	The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.

THIRD:	The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Barbara A. Widra
Barbara A. Widra Authorized Person

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF FORMATION OF

BUSSMANN NEWCO, LLC

This Certificate of Amendment of Certificate of Formation of Bussmann Newco, LLC (the “Company”), dated as of October 19, 2012, being duly executed and filed by the undersigned, being an authorized person, to amend the Certificate of Formation as permitted under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.):

1. The name of the limited liability company is Bussmann Newco, LLC.

2. The Company has changed its name to Cooper Bussmann, LLC and, in connection with such name change, hereby amends the text of Article FIRST of its Certificate of Formation, in its entirety to read as follows:

“FIRST: The name of the limited liability company is Cooper Bussmann, LLC.”

3. This Certificate of Amendment shall not become effective until 11:59:01 p.m. Eastern Time on October 31, 2012, pursuant to §18-206(b) of the Limited Liability Company Act of the State of Delaware, as amended.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation regarding the name change from Bussmann Newco, LLC to Cooper Bussmann, LLC, as of the date first written above.

/s/ Barbara A. Widra
Barbara A. Widra Authorized Person